UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 6, 2021, SunPower Corporation (the “Company”) adopted a restructuring plan to realign and optimize workforce requirements in light of the planned closure of SunPower Manufacturing Oregon, LLC, its Hillsboro, Oregon manufacturing facility. In connection with the restructuring plan, which includes actions to be implemented in the first quarter of 2021 and is expected to be completed by the third quarter of 2021, the Company expects approximately 170 primarily manufacturing employees to exit over a period of approximately 3 to 6 months. The Company expects to incur restructuring charges totaling approximately $10.0 million to $12.0 million, consisting primarily of severance benefits (between $4.0 million and $5.0 million) and real estate lease termination, decommissioning, and other associated costs (between $6.0 million and $7.0 million). A substantial portion of such charges are expected to be incurred in the first and second quarters of fiscal 2021, and the Company expects all of restructuring charges to be cash. The actual timing and costs of the plan may differ from the Company’s current expectations and estimates.

Item 8.01.	Other Events.

On January 7, 2021, the Company issued a press release announcing that it will close SunPower Manufacturing Oregon, LLC, its solar panel manufacturing plant in Hillsboro, Oregon, but noting that the Company is simultaneously working to explore other options, such as selling the plant, exploring a joint venture or other potential partnerships. A copy of the press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

The above information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s plans for, and the timing and impact of, shutdown of the Oregon manufacturing facility, and potential alternatives, and the Company’s forecasts or projections of the extent or timing of restructuring charges and related actions. These forward-looking statements are based on the Company’s current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: (1) the timing and execution of restructuring plans; (2) employee management and retention issues that may arise; (3) estimates and assumptions related to the cost of exiting employees, modifying or terminating lease and other real estate obligations, and other associated costs; (4) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic; and (5) changes in public policy, including the imposition and applicability of tariffs. A detailed discussion of these factors and other risks that affect the Company’s business is included in filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 7, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

January 7, 2021	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer